This instrument constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
                       OPTION AGREEMENT
                  For Option Granted Under the
             ServiceMaster 1997 Share Option Plan

     ServiceMaster Limited Partnership, a Delaware limited

partnership (the "Company") and ~ (the "Optionee") hereby agree as follows:



Part 1.  Option Terms

     1.1  Definitions.  As used in this Agreement, the

following terms have the indicated meanings:

     "Company" means ServiceMaster Limited Partnership, a

Delaware limited partnership.

     "First Refusal Right" means the duty of the holder of

Shares issued pursuant to an Option to offer such Shares for sale to the Company, and the correlative right of the Company to purchase such Shares, under certain  circumstances as set forth in Section 7 of the Plan.

     "Grant Date" means the date set forth in the Term Sheet as the date on which the option which is the subject of this

agreement was granted.



     "Plan" means the ServiceMaster 1997 Share Option Plan as

constituted on the Grant Date and, subject to the limitations set forth in Section 10.1 of the Plan, as amended from time to time thereafter.



     "Shares" means the units of limited partner interest of the Company, or any successor organization to the Company (as more fully set forth in the Plan).

      "Term Sheet" means the document which is referenced to

and delivered concurrently with this Agreement and which sets forth certain terms and conditions of the option granted

hereunder.

     1.2  Grant.  (a) The Company hereby grants to the Optionee an option (the "Option") under the Plan which entitles the

Optionee to purchase from the Company the Shares which are

subject to the Option on the terms and subject to the

conditions specified in the Term Sheet, this Agreement and the

Plan.

     (b) Various terms governing this option, including the

Grant Date, the consideration payable for the option, and the exercise price under the option, are set forth in the Term

Sheet.  The Term Sheet has been signed by the Company and must be signed by the Optionee before the optionee may have any

rights under this agreement.

      (c) Upon execution of the Term Sheet, the Optionee shall

immediately make a cash payment to the Company in the amount of the Option Acquisition Price as specified in the Term Sheet.

     1.3  Number of Shares Purchasable.  Unless and until an

adjustment is made pursuant to Part 9 of the Plan, the number of Shares which are subject to the Option is the number

specified in the Term Sheet.

     1.4  Option Exercise Price.  Unless and until an

adjustment is made pursuant to Part 9 of the Plan, the price at which the Shares which may be purchased from the Company upon any exercise of this Option shall be the original exercise price specified in the Term Sheet.

   1.5  First Refusal Right; Legend.  (a)  Each Share issued

pursuant to an exercise of the option granted by this Agreement shall be subject to the Company's First Refusal Right.

     (b)  All certificates for Shares issued pursuant to an

exercise of the option granted by this Agreement shall contain a legend which refers to the First Refusal Right.

Part 2:  Exercise

     2.1  Time of Exercise.  (a)  During the period on the

Grant Date and ending on the fifth anniversary of the Grant

Date, this Option may be exercised only in installments of 20%

each which mature, respectively, on the first, second, third,

fourth and fifth anniversaries of the Grant Date.  Such

installments shall cumulate over the foregoing five-year

period.  The foregoing limitation shall operate as shown in the following schedule, provided, that in no event may this Option be exercised in a manner or to an extent contrary to the

provisions of this Agreement or the Plan:

     Grant Date                                   Cumulative

     Anniversary              Percent             Per Cent

     -----------              -------             ----------

     1st                      20%                 20%

     2nd                      20%                 40%

     3rd                      20%                 60%

     4th                      20%                 80%

     5th                      20%                 100%


     (b)  After the fifth anniversary of the Grant Date, this

Option may be exercised in whole or in part and at such time or times as the person entitled to exercise the Option may desire with respect to all Shares then available under this Option,

provided, that in no event may the Option be exercised after the expiration date set forth in the Term Sheet or in a manner or to an extent contrary to the provisions of this Agreement or the Plan.

     2.2  Manner of Exercise.  (a) The person entitled to

exercise this Option may do so by giving the Company a written notice (the "Exercise Notice") which shall --

          (i)  identify the Option;

          (ii) specify the number of Shares with respect to

          which the Option is then being exercised;

          (iii)state the price at which the shares will be

          purchased;

          (iv) identify the Exercise Date which shall govern

          such exercise; and

          (v)  state that the person signing the Exercise

          agrees to purchase the Shares so specified at the

          price and on the terms established in this Agreement

          and  the Plan;

          (vi) be signed by the person entitled to exercise the

          Option.

A form of Exercise Notice which will be deemed satisfactory by the Company is attached to this Agreement as Exhibit A.

     2.3  Exercise Date.  (a) This Option shall be deemed to

have been exercised on the date (the "Exercise Date") on which the Exercise Notice, completed as required by Section 2.2 (or completed in such other form or manner as the Company's

Secretary or the Committee shall approve), is delivered to the office of the Secretary of the Company or at such other place as may have been designated by the Secretary or the Committee at the time of such exercise as a place to which notices of

exercise of options granted under the Plan may be delivered.

     (b)  Delivery of the Exercise Notice may be made by

personal delivery or by United States mail.

     2.4  Manner of Payment.  The price which is payable for

the Shares to be purchased upon the exercise of any option

granted under this Plan shall be paid to the Company in full and in cash by the Optionee at the time of the delivery of the

Exercise Notice.

     2.5  Termination of Option.  (a) The Option shall

terminate on whichever of the following dates occurs first: (i)

the Expiration Date as specified in the Term Sheet or (ii) any other date established under any of the provisions of the Plan as the date after which the option may not be exercised. The applicable date under this Section 2.5(a) is hereinafter referred to as the "Termination Date".

   (b) The Option may not be exercised after its Termination

Date.  Thus, the Option does not convey any right to purchase any Shares which Optionee (or other holder of the Option) has not agreed to purchase in an Exercise Notice delivered to the

Company on or prior to the Termination Date in accordance with the requirements of the preceding sections of this Part 2.

Part 3:  The Plan Terms

     3.1  Plan Terms Control.  The Option has been granted

under the Plan as constituted at the Grant Date.  The terms of the Plan as constituted at the Grant Date are incorporated into this Agreement by reference and shall control the rights and obligations of the Company and the Optionee under this

Agreement.

     3.2  Effect of Subsequent Changes in the Plan.  No change in the Plan which shall be made after the Grant Date shall

adversely affect the rights of the Optionee under this

Agreement unless the Optionee shall have agreed in writing to such change.  No change in the Plan after the Grant Date shall inure to the benefit of the Optionee except to the extent

expressly permitted by the Committee.

Part 4.  Call Right.

      4.1  The Company's Call Right.  (a) If the Optionee

terminates his or her employment with the Company or any

subsidiary of the Company and within five years after the date of such termination of employment the Optionee becomes employed by an organization and the Optionee's responsibilities with

that organization place the Optionee in competition with any one or more of the businesses then being conducted by the

Company or any subsidiary of the Company, the Company shall

have the right (the "Call Right") to purchase Shares from the

Optionee in a number equal to the number of the Shares which the Optionee had purchased within five years prior to the

initial competitive activity by the Optionee.  The amount

payable by the Company for the Shares to be delivered by the

Optionee pursuant to this

Section 4.1 shall be the Optionee's Investment (as defined in paragraph (b) below) in the Shares purchased under the Option.

If and to the extent that the Optionee can not deliver the

Shares which were purchased under the Option because the

Optionee has previously disposed of all or some of such Shares,

then the Optionee agrees to obtain substitute Shares in the

number needed to comply with the Optionee's delivery obligation under this Section 4.1 by purchasing Shares in the market or by any other lawful means, and the Optionee shall deliver such

substitute Shares to the Company.

     (b)  As used in this Section 4.1, the term "Optionee's

Investment" means, as to each Share purchased under the Option,

the sum of the Option Acquisition Price Per Share and the

Exercise Price Per Share, each as shown in the Term Sheet.  The figure representing the Optionee's Investment shall be appropriately adjusted in the event of Capital Changes as provided in Section 5.1.

    (c)  The judgement of the Committee as to whether, for

purposes of applying Section 4.1(a), the Optionee is in

competition with the Company and/or any of its business units shall be conclusive and binding, unless the Optionee can show by clear and convincing evidence that no such competition has occurred.

      4.2  Call Right Exercise Period.  The Call Right may be

exercised by the Company at any time on or prior to the date

(the "Call Deadline") which occurs three months after the

Committee has first actually become aware that the Optionee has become employed by another organization and, as an employee of such organization, become engaged in activities which place the

Optionee in competition with the Company as described in

Section 4.1.

     4.3  Exercise of Call Right.  The Company's Call Right

shall be exercised by delivery by the Company of a written

notice of

such exercise to the Optionee at the most recent address for the Optionee as shown on the records of the Company.

   4.4  Consummation of the Company's Purchase.  Within five

business days after the Company has exercised its Call Right pursuant to Section 4.3, the Optionee shall deliver to the

Company: (i) certificate(s) representing Shares in the number required to be delivered under Section 4.1; (ii) transfer instruments reasonably satisfactory to the Company to vest immediately in the Company absolute ownership of such Shares free of any adverse interest of any kind; and (iii) such

evidence and assurances as the Company shall reasonably request to establish the power of the Optionee to convey ownership of such Shares and the person(s) entitled to receive payment for such Shares.  Upon receipt of all the items deliverable under the preceding sentence, the Company shall pay the purchase

price for such Shares as established pursuant to Section 4.1.

If the Optionee does not deliver the Shares at the time

required under the preceding sentence, the Company shall have the right to obtain payment from the Optionee for an amount

equal to the difference between the greater of the market price at the time the Call Right is exercised or the time the payment is made and the Optionee's Investment plus interest from

exercise of the Call Right at the prime rate plus two

percentage points and collection costs.

     4.5  Call Right Lapse.  If the Company fails to exercise

its Call Right on or prior to the Call Deadline, then

immediately after the Call Deadline the Optionee shall be

relieved of any further obligation to deliver any Shares under this Part 4.

Part 5.  General Provisions

     5.1  Capital Changes.  The Committee shall have the right

to determine the effect of each Capital Change upon the

parties' respective rights and obligations under this

Agreement, including but not limited to (i) the nature and

quantity of property purchasable by the Company under Part 4 after giving effect to such Capital Change and (ii) the price payable by the Company for such property upon exercise by the

Company of rights granted in Part 4.

     5.2  Securities Law Compliance.  The Optionee shall not

offer, sell or otherwise dispose of any of the Shares acquired by reason of any exercise of the Option in any manner which

would violate the Securities Act of 1933 or any other state or federal law or require the Company to make any fling or take any action to avoid such a violation.

     5.3  Terms Defined in the Plan.  Every term which is

defined or given a special meaning in the Plan has the same

meaning whenever it is used in this Agreement.

     5.4  Binding Agreement.  (a) Each party acknowledges that

it is intended that the other party may rely on the rights

granted by this Agreement and that this Agreement is supported by adequate consideration and is binding on each party in

accordance with its terms.

     (b) This Agreement shall also be binding upon and inure to the benefit of any successor of the Company.

     5.5  Complete Agreement.  This Agreement, the Term Sheet

and the Plan together contain the complete agreement of the

parties relating to the Option.  The rights and obligations of the parties evidenced by this Agreement, the Term Sheet and the

Plan supersede any prior understandings, agreements or

representations by or between the parties which may have

related to such subject matter in any way.

      5.6  Amendments and Waivers.  The provisions of this

Agreement may be amended, and a person may take any action

which is prohibited herein or omit to perform any action

required to be performed by such person, only if such

amendment, act or omission has been approved in writing by the parties to the Agreement.  No course of dealing or any delay in exercising any rights hereunder

shall operate as a waive of any rights of any person under this

Agreement.  A waiver upon any one occasion shall not be

construed as a bar or waiver of any right or remedy on any

future occasion.

     5.7  Counterparts.  This Agreement and the Term Sheet may

be

executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     5.8  Notices.  Any notice to the Company required or

permitted by the terms of this Agreement shall not be deemed to have been given unless is it in writing and shall be deemed to have been given at (but not before) the time it has been

delivered in writing to the office of the Secretary of the

Company or to such other place as the Company may designate in writing from time to time.

     5.9  Captions.  The captions used in this Agreement are

for
convenience only, do not constitute a part of this Agreement,

and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement.

     5.10 Execution.  The parties have executed the Term Sheet

to

evidence their intention to be bound by every provision of this

Agreement.

                             -o0o-